EXHIBIT 10.1

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “Agreement”) is entered into as of June 20 2025, by and between:

Circle Energy Sweden AB, a company organized and existing under the laws of Sweden, with its principal office located at Skeppargatan 8, 114 32 Stockholm, Sweden, and listed on the NASDAQ First North stock exchange (“Circle Energy”),

and

SMC Entertainment Inc, is a public corporation organized and existing under the laws of the State of Nevada, USA, with its principal office located at 9170 Glades Road Suite 150 Boca Raton Florida 33434 ] (“SMCE”).

Each a “Party” and together, the “Parties”.

1. Formation of the Joint Venture

1.1 Purpose

The Parties agree to form a joint venture to develop and operate a carbon credit exchange, coupled with an AI-driven customer acquisition platform enabling buyers to claim and manage their profiles (the “Project”).

1.2  Structure

The Parties shall establish a jointly owned legal entity (the “JV Company”), formed under the laws of Sweden, to carry out the Project.

1.3 Name

The JV Company shall operate under the name Carbon Capital Solutions AB.

2. Capital Contributions

2.1 Initial Contributions

•	Circle Energy shall contribute 500,000,000 newly issued shares at 0.01 SEK in Circle Energy to the JV Company as a capital injection which equates to approximately USD 530,000.

•	SMCE shall contribute its proprietary AI-driven customer acquisition platform to the JV Company as a contribution in kind.

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2.2 Valuation of Contributions

The Parties acknowledge and agree that the contributions described above are of equivalent commercial value for the purposes of establishing ownership proportions in the JV Company.

2.3 Additional Funding

Any additional funding shall be subject to the mutual written agreement of the Parties and may be in the form of equity, convertible debt, loans, or third-party investment.

2.4 Valuation Confirmation

The Parties acknowledge that:

•	The 500,000,000 newly issued shares in Circle Energy have been valued at USD 530,000 at the time of contribution, based on a mutually agreed share price;

•

The AI-driven customer acquisition platform contributed by SMCE has likewise been assessed by the Parties to have a comparable commercial value, based on its current development status, IP content, and integration capabilities.

Each Party confirms that it has performed its own due diligence and agrees that the contributions are fair and adequate for purposes of determining equity ownership in Carbon Capital Solutions, as defined in Section 3.

2.5  Platform Specifications and Pre-Funding Condition

SMCE agrees to provide a complete technical specification and documentation of its AI- driven customer acquisition platform (the “Platform”) prior to the deployment of any funds or assets by the Joint Venture Company.

The specifications shall include:

•	Functional scope and architecture

•	System components and technical dependencies

•	Deployment requirements

•	Development timelines

•	Milestone-based deliverables

•	Integration plans with the carbon credit exchange

2.6 Beta Launch Commitment

SMCE commits to delivering and deploying a fully functional beta version of the AI-driven customer acquisition platform no later than July 20, 2025.

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The beta version shall be:

•	Publicly accessible to a limited group of users or stakeholders,

•	Integrated with core features as outlined in the approved platform specifications,

•	Capable of demonstrating the "claim-your-profile" buyer interface and core AI matching functionalities.

Failure to meet this deadline, unless due to force majeure or delays caused by Circle Energy, may constitute a material breach of this Agreement subject to the remedies described in Section 7 (Termination).

2.7 Core Functionality Requirements

The Parties agree that the platform to be developed by SMCE and contributed to Carbon Capital Solutions AB shall need further funding and for a complete creation of an exchange addition funding to the JV will be required when fully funded and completed the platform at a minimum, will include the following core features:

A. Carbon Credit Exchange Functionality

•	A digital registry for listing, issuing, and retiring carbon credits;

•	Wallet infrastructure for holding and transferring credits;

•	Verified project onboarding workflow;

•	Carbon credit metadata management (vintage, methodology, location, registry ID);

•	Market price feed and valuation tools;

•	Trading interface (peer-to-peer or brokered);

•	Transaction history and audit trail;

•	Compliance and reporting module (aligned with Swedish/EU standards);

•	Role-based user access (e.g., project developer, verifier, buyer).

B. AI-Driven Buyer Identification Tool

•	Corporate buyer profiling using open-source and proprietary data;

•	Dynamic database of prospective buyers across sectors and geographies;

•	AI-driven matching of buyers with credits based on stated ESG targets or emissions data;

•	Auto-generation of buyer leads with likelihood scores;

•	bility for corporate buyers to "claim" their profiles and engage directly;

•	CRM-style dashboard with analytics for acquisition teams.

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All features shall be outlined in detail within the platform specifications referenced in Section 2.5, and development milestones shall be aligned with the July 20, 2025 beta launch deadline.

3. Ownership and Profit Sharing

3.1 Equity Structure

Ownership of the JV Company shall be as follows:

•	Circle Energy: 51% of the A class shares issued

•	SMCE: 49% of the A class shares issued

A separate operating agreement will be executed no later than June 30 2025.

4. Governance and Management

4.1 Board of Directors

The JV Company shall be governed by a Board of Directors with equal representation from both Parties, plus one independent director. Each Party shall appoint at least one director.

4.2 Management

Day-to-day operations shall be handled by a management team appointed by the Board. Key hires shall be approved by unanimous board consent.

5. Intellectual Property

5.1 Ownership

Any IP contributed by a Party shall be the property of the JV Company. Any new IP developed under the JV shall be owned by the JV Company.

5.2 Licensing

Each Party grants the JV Company a non-exclusive, royalty-free license to use its IP solely for the purpose of the Project, unless otherwise agreed.

6. Confidentiality & Non-Compete

6.1 Confidentiality

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Both Parties agree to maintain the confidentiality of proprietary information shared in relation to the JV.

6.2 Non-Compete

During the term of this Agreement and for 2 years after termination, neither Party shall engage in a competing platform in the same market segment without the other Party’s written consent.

7. Term and Termination

7.1 Term

This Agreement shall be effective as of the date first above written and shall continue unless terminated by mutual agreement or under Section 7.2.

7.2 Termination Events

This Agreement may be terminated:

•	By mutual written consent;

•	If one Party materially breaches the Agreement and fails to cure such breach within 30 days;

•	If regulatory or legal restrictions make the JV unlawful.

8. Governing Law and Dispute Resolution

8.1 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Sweden.

8.2 Dispute Resolution

Any dispute shall first be addressed by good faith negotiations. If unresolved, the matter shall be submitted to arbitration in Stockholm, Sweden, under the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (SCC).

9. Miscellaneous

9.1 Entire Agreement

This Agreement contains the full understanding between the Parties.

9.2 Amendments

Any amendments must be in writing and signed by both Parties.

9.3 No Partnership

Except as set forth herein, nothing shall be construed to create a legal partnership or fiduciary duty between the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CIRCLE ENERGY SWEDEN AB

By:	Name: Martin Boulton

Title: CEO

SMC ENTERTAINMENT INC

By:

Name: Erik Blum Title: CEO

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